                                                               EXHIBIT 99.1

                                                            For Information
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

              ST. MARY REPORTS THIRD QUARTER 2002 FINANCIAL RESULTS

DENVER, November 6, 2002- St. Mary Land & Exploration Company (Nasdaq: MARY)
today announced its earnings for third quarter 2002 of $7.7 million or 28 cents per basic share. Third quarter 2001 earnings were $4.9 million or 17 cents per basic share. Revenues for the third quarter of 2002 were $48.3 million compared to $42.7 million for the third quarter of 2001. Third quarter discretionary cash flow, which is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes and exploration expense, less the unrealized derivative gain, decreased from $29.3 million in the third quarter of
2001 to $27.8 million in the third quarter of 2002. Included in third quarter
2002 income is a pre-income tax $2.6 million mark-to-market unrealized derivative gain on an interest rate swap agreement entered into during the first quarter 2002.

Daily oil and gas production during the third quarter 2002 averaged 143.3 million cubic feet of gas equivalent (MMCFE), down 1.6% from 145.7 MMCFE in the comparable 2001 period. Average prices realized during the quarter were $2.97 per MCF and $26.53 per barrel, 7% and 9% higher, respectively, than the realized prices in the third quarter of 2001.

Earnings for the first nine months of 2002 were $20.6 million or 74 cents per basic share, compared to $39.5 million or $1.41 per basic share for the first nine months of 2001. Revenues for the first nine months of 2002 were $141.1 million compared to $166.8 million for the same period in 2001. Discretionary cash flow for the first nine months decreased from $111.0 million to $82.6 million. The decrease in earnings, revenue and discretionary cash flow in 2002 is primarily due to the 30% decline in natural gas prices from 2001.

An update of the Company's forecasts for the year 2002 is as follows:

                                                 4th Quarter                 Year
                                                 -----------                 ----
         Oil and gas production                14.5 - 15.5 BCFE           55 - 56 BCFE
         Lease operating expenses,
          including production taxes and
            transportation                      $.95-$1.05/MCFE        $ .93-$.98/MCFE
         General & administrative expense   $ .21-$.25/MCFE        $ .23-$.27/MCFE
         Depreciation, depletion & amort.   $.95-$1.05/MCFE        $.95-$1.05/MCFE
         Exploration expense                    $   3.0-$5.0 MM        $18.0-$21.0  MM

         The current portion of income tax expense for the year is expected to be 5%-10% of total income taxes.

The production forecast includes the impact of Hurricane Lily, which caused the temporary shut-in of an estimated 250 MMCFE of Gulf Coast production during
October and November, and the anticipated production from the previously announced pending acquisition of oil and gas properties from Burlington
Resources Oil & Gas Company LP, which is expected to close on December 3,
2002.

                    2002 EXPLORATION AND DEVELOPMENT PROGRAM
Through September 30, St. Mary has participated in a total of 105 wells with 60 successful completions and 16 dry holes (79% success rate). On September 30 the active wells included 18 wells being completed and 11 drilling. For a detailed summary of significant well completions in the third quarter, please refer to the Company's release of October 2. As previously announced, the St. Mary third quarter earnings teleconference call is scheduled for November 7 at 8:00 am
(MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day until November 17 at 800-642-1687, conference number 5667059.
International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number
5667059. In addition the call will be broadcast live online at
www.stmaryland.com. An audio recording of the conference call will be available at that site through November 17.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of
St. Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.
                                                                                                                               PR-02-15
                                       ###
                           Financial Highlights Follow

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS

                                             Three Months Ended                  Nine Months Ended
                                                September 30,        %              September 30,        %
                                          ------------------------           ------------------------
                                               2002         2001   Change        2002        2001     Change
                                          ------------------------           ------------------------
                                                    Unaudited in thousands, except per share)
Revenues:
  Oil and gas production                       $45,121     $41,859               $132,411    $165,195
  Gas marketing revenue                          3,366           -                  6,810           -
  Other                                           (152)        797                  1,915       1,584
                                          ------------------------           ------------------------
                                                48,335      42,656                141,136     166,779
                                          ------------------------           ------------------------
Operating Expenses:
  Oil and gas production costs                  12,392      14,756                 37,953      40,249
  Depletion, depreciation & amortization    12,836      13,704                 39,169      37,876
  Exploration                                    4,219       4,347                 15,432      14,858
  Impairment and abandonment                       587       1,235                  1,906       2,553
  General and administrative                     4,388       2,804                 10,544      10,361
  Unrealized derivative loss (gain)             (2,619)          -                 (4,594)          -
  Gas marketing expenses                         3,545           -                  6,631           -
  Minority interest and other                      286         283                    906         662
                                          ------------------------           ------------------------
                                                35,634      37,129                107,947     106,559
                                          ------------------------           ------------------------

Income from operations                          12,701       5,527                 33,189      60,220
  Interest income                                  288          73                    568         408
  Interest expense                              (1,110)         (5)                (2,580)        (40)
                                          ------------------------           ------------------------
Income before income tax expense                11,879       5,595                 31,177      60,588
  Income tax expense - current                    (900)     (4,452)                   502       4,909
  Income tax expense - deferred                   5,105      5,186                 10,094      16,191

                                          ------------------------           ------------------------
Net income                                      $7,674      $4,861                $20,581     $39,488
                                          ========================           ========================

Basic weighted average
  shares outstanding                            27,873      27,790                 27,828      28,052
                                          ========================           ========================

Basic earnings per common share:                 $0.28       $0.17                  $0.74       $1.41
                                          ========================           ========================

Diluted weighted average
  shares outstanding                            28,448      28,252                 28,388      28,620
                                          ========================           ========================

Diluted earnings per common share:               $0.27       $0.17                  $0.72       $1.38
                                          ========================           ========================

Average price:
  Oil                                           $26.53      $24.35    9%           $25.07      $24.73    1%
  Gas                                            $2.97       $2.77    7%            $2.86       $4.09  -30%

Margin analysis per MCFE:
  Net realized price                             $3.42       $3.12   10%            $3.26       $4.10  -21%
  Oil and gas production costs                   $0.94       $1.10  -15%            $0.93       $1.00   -7%
  General and administrative costs               $0.33       $0.21   58%            $0.26       $0.26    0%
                                          ------------------------           ------------------------
     Operating margin                            $2.15       $1.81   19%            $2.07       $2.85  -28%
                                          ------------------------           ------------------------
  Depletion, depreciation & amortization     $0.97       $1.02   -5%            $0.96       $0.94    3%

Production (in thousands):
  Oil (Bbls)                                       679         609   12%            2,057       1,812   14%
  Gas (MCF)                                      9,111       9,754   -7%           28,283      29,404   -4%
  MCFE (6:1)                                    13,186      13,405   -2%           40,625      40,274    1%

                                          September 30,  Dec 31,
BALANCE SHEET                                  2002       2001
                                          ------------------------
  Working Capital                              $63,208     $34,000
  Long-term debt                                99,578      64,000
  Stockholders' equity                         302,374     286,117

Shares outstanding                              27,898      27,770

                                                         Dec 31,
PROVEN RESERVES (in thousands):                           2001
                                                      ------------
  Domestic:
     Oil (Bbls)                                             23,669
     Gas (MCF)                                             241,231
                                                      ------------
     MCFE (6:1)                                            383,247
                                                      ============